Form 4 Joint Filer Information


Name:					Jan A. Jewell
Address:				11220 120th Avenue NE
					Kirkland, WA  98033

Designated Filer:			Michael K. Jewell

Issuer & Ticker Symbol:		Celebrate Express, Inc. (BDAY)

Date of Event Requiring Statement:	February 14, 2006



Signature:  		/s/ Jan Jewell
SE 2142354 v1

0516369.01	-1-
SE 2142354 v1

Exhibit 99.1